   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 28, 2008

Prescient Applied Intelligence, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21729	73-1247666
(Commission File Number)	(IRS Employer Identification No.)

1247 Ward Avenue Suite 200
West Chester, Pennsylvania	19380
(Address of Principal Executive Offices)	(Zip Code)

(610) 719-1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement

On August 28, 2008, Prescient Applied Intelligence, Inc. (the “Company,” “we” or “us”) entered into an Agreement and Plan of Merger (the “Agreement”) with Park City Group, Inc., a Delaware corporation (“Park City”), PAII Transitory Sub, Inc. (the “Sub”), a Delaware corporation and wholly owned subsidiary of Park City, and Randy Fields (“Fields”), an individual who serves as the Chairman and CEO of Park City.  The Agreement contemplates a merger (the “Merger”) of Sub with and into the Company pursuant to which we will become a wholly owned subsidiary of Park City.

Pursuant to the Agreement, at the effective time (the “Effective Time”) of the Merger, (i) holders of shares of our common stock, $.001 par value per share (the “Common Stock “), other than shares held by Park City or for which holders have perfected appraisal rights under applicable Delaware law, will receive cash payment of $.055 per share, (ii) holders of shares of our Series G Convertible Preferred Stock, $.001 par value per share (the “Series G Stock”), other than shares held by Park City or for which holders have perfected appraisal rights under applicable Delaware law, will receive cash payment of $1,136.36 per share, and (iii) holders of shares of our Series E Convertible Preferred Stock, $.001 par value per share (the “Series E Stock”), other than shares held by Park City or for which holders have perfected appraisal rights, will receive cash payment of $4,098 per share.  At the Effective Time, all of our officers and directors will resign and our Common Stock will no longer be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or eligible for trading on the OTCBB.

The Merger Agreement provides for the appointment of Fields to serve as our Chief Executive Officer.  Until the Effective Time, the Agreement prohibits Fields from (i) executing any checks (except as a co-signor) or authorizing any transfer of any funds of the Company; (ii) causing us to make, offer or agree to make any loan to any person; (iii) causing us to incur or agree to incur any debt except for trade debt in the ordinary course of business consistent with past practice; (iv) selling or offering or agreeing to sell any of our assets except in the ordinary course of business consistent with past practice; or (v) causing us to enter into any agreement with Park City.

The Merger must be approved by our stockholders.  The Agreement requires Park City to place into escrow $2,500,000 prior to the date we mail a definitive proxy statement to our stockholders and the balance of the funds necessary to complete the Merger (approximately $2,300,000) at least one day prior to the date of our stockholders meeting to approve the Merger.

Closing is conditioned upon approval of the Merger by our stockholders, there being no preliminary or permanent injunction or other court order that prohibits the consummation of the Merger, and Park City’s and Fields’ compliance in all material respects all obligations required to be performed by them under the Agreement.

We may terminate the Agreement if Park City or Fields breaches any provision of the Agreement, after an opportunity to cure in some cases, in which event: (i) all amounts placed into escrow will be transferred to us and become our property; and (ii) we will be able to purchase from Park City at a purchase price of $.001 per share, 100% of the Privately Purchased Shares, as defined below, if $2,500,000 has been placed into escrow or 50% of the Privately Purchased Shares if the full escrow amount has been placed into escrow.  We may also terminate the Agreement in the event we withdraw our recommendation that the Merger be approved by our stockholders as a result of an alternative acquisition proposal or otherwise in which event we will be obligated to pay Park City $250,000.  The Agreement may also be terminated by mutual consent of us and Park City or in the event that the closing shall not have occurred by March 31, 2009.

Concurrent with the execution of the Agreement, Park City entered into separate securities purchase agreements with certain principal shareholders of the Company pursuant to which it purchased an aggregate of 715.96 shares of Series E Stock, and intends to purchase an additional 382.536 shares of Series E Stock (collectively, the “Privately Purchased Shares”) at a purchase price of $3,865.00 per share.  The Privately Purchased Shares constitute 66% of the issued and outstanding shares of Series E Stock.  Park City intends to  purchase all shares of Series G Stock and Common Stock held by such persons at or prior to the Effective Time at per share purchase prices of $1,136.36 and $0.05, respectively.  In connection with the forgoing, these holders entered into voting agreements with Park City pursuant to which each has agreed to vote all shares beneficially owned by them in favor of the Merger.  The forgoing covers 458.68 shares of Series G Stock, representing 96% of the issued and outstanding shares of Series G Stock, and 12,176,700 shares of Common Stock, representing 37% of the issued and outstanding shares of Common Stock.  The voting agreement terminates in the event that the Agreement is terminated.

 The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of such Agreement, a copy of which is attached hereto as Exhibit 2.1.

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On  August 28, 2008, we appointed Randy Fields to serve as our Chief Executive Officer.  Concurrent with his appointment, Jane F. Hoffer was appointed to serve as our Chief Operating Officer.  Fields is a party to the Agreement.  The Agreement prohibits Field from taking certain actions without approval of our Board of Directors.  These limitation are more fully described in Section 1 Item 1.01 above.  Fields is serving without compensation and we have not entered into any employment or other agreement with him.  Under our bylaws, Fields may be removed as our Chief Executive Officer at anytime for any reason by our Board of Directors.

Randy K. Fields, 60, currently serves as the Chief Executive Officer, and Chairman of the Board of Directors of Park City, positions he has held since June, 2001.  Mr. Fields founded Park City, a software development company based in Park City, Utah, in 1990 and has been its President, Chief Executive Officer, and Chairman of the Board since that time.  Mr. Fields has been responsible for the strategic direction of Park City since its inception.  Mr. Fields co-founded Mrs. Fields Cookies with his then wife, Debbi Fields.  He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990.  In the early 1970's, Mr. Fields established Fields Investment Group, a financial and economic consulting firm.  Mr. Fields received a Bachelor of Arts degree in 1968 and a Masters of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow and National Science Foundation Fellow.

In connection with the Agreement, we entered into a severance agreement with Ms. Hoffer to provide for payment to her in the event the Merger is consummated.  If (i) Ms. Hoffer’s employment is terminated without cause following the Merger, or (ii) on January 15, 2009, assuming consummation of the Merger, she elects to voluntarily terminate her employment, she shall be entitled to one year’s severance.  The severance will initially be paid in monthly installments.  On the six month anniversary of her termination, all remaining amounts due Ms. Hoffer will be paid in full.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among the Registrant, Park City Group, Inc., PAII Transitory Sub, Inc. and Randy Fields
10.1	Letter Agreement, dated September 2, 2008, by and between the Registrant and Jane F. Hoffer
99.1	Press Release, dated September 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prescient Applied Intelligence, Inc.

Date:  September 3, 2008                                                                           By: /s/ Daniel W. Rumsey
       Daniel W. Rumsey
       Interim Chief Financial Officer